UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 4, 2003

FAIRCHILD INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-28305
(Commission File Number)

91-1880015
(IRS Employer Identification No.)

Suite 600, 595 Hornby Street, Vancouver, British Columbia, Canada V6C 1A4
(Address of principal executive offices and Zip Code)

604.646.5614
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets.

On April 3, 2003, Fairchild International Corporation entered into an amendment agreement (the "Amendment Agreement") to the Participation Agreement dated February 10, 2003 with Patch Energy Inc., a private British Columbia company. Patch has confirmed with Fairchild that its ability to continue to earn a 12.5% interest in any wells drilled on certain lands located in the Kerrobert Area of Saskatchewan, Canada, under the terms of a Farmout and Joint Operation Agreement with Arsenal Energy and True Energy, as operator, is contingent upon Patch paying 15.625% of the costs associated with such wells. The Amendment Agreement provides that Fairchild is now obligated to incur 2.5% of the costs associated with the second 10 well drill program on the Farmout Lands in order to earn a 1.75% interest in such wells, as opposed to incurring 1.75% of the costs as the original Participation Agreement provided for, reflecting the increased costs to which Patch is subject.

Exhibits

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-B.

SEC Ref. No. Title of Document

(10) Material Contracts

10.1 Amendment Agreement dated April 3, 2003, between Fairchild International Corporation and Patch Energy Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRCHILD INTERNATIONAL CORPORATION

/s/ George Tsafalas
______________________________
By: George Tsafalas, President

Date: April 4, 2003